AMENDED AND RESTATED

                        RIGHTS AGREEMENT



          This Amended and Restated Rights Agreement, dated as of

November 15, 1996, between Dover Corporation, a Delaware

corporation (the "COMPANY"), and Harris Trust Company of New York

(the "RIGHTS AGENT").



                       W I T N E S S E T H



          WHEREAS, on November 5, 1987, the Board of Directors of

the Company entered into a Rights Agreement (the "Initial Rights

Agreement") with the Rights Agent and authorized and declared a dividend distribution of one right for each share of Common

Stock, $1.00 par value per share, of the Company (the "Common

Stock") outstanding on November 23, 1987 (the "Record Date"),

which provided for the issuance of one right (subject to

adjustment as provided herein) for each share of Common Stock of the Company issued between the Record Date and the earliest of the Distribution Date and the Expiration Date (as such terms are hereinafter defined), each right representing the right to

purchase one one-thousandth of a share of Preferred Stock (as hereinafter defined);

          WHEREAS, as a result of two 2 for 1 Common Stock splits

which occurred subsequent to November 5, 1987, and pursuant to

Section 11(n) of the Initial Rights Agreement, each outstanding share of Common Stock has associated with it one quarter of a right to buy one one-thousandth of a share of Preferred Stock;

          WHEREAS, as a result of the antidilution provisions of

the Certificate of Designation, Preferences and Rights of Series

A Junior Participating Preferred Stock, each one one-thousandth of a share of Preferred Stock now represents the same economic value as four shares of Common Stock;

          WHEREAS, for simplification purposes, the Board of

Directors has deemed it appropriate to recharacterize each

outstanding one quarter of a right to purchase one one-thousandth of a share of Preferred Stock as one right to purchase one

four-thousandth of a share of Preferred Stock  (the "Rights").

          WHEREAS, the Board of Directors has determined that

certain further amendments and modifications to the Initial

Rights Agreement are in the best interests of the Company and its stockholders;

          NOW, THEREFORE, in consideration of the premises and

the mutual agreements herein set forth, the parties hereto hereby agree as follows:


          SECTION 1.  CERTAIN DEFINITIONS.
          For purposes of this Agreement, the following terms

have the meanings indicated:

          (a)  "ACQUIRING PERSON" shall mean any Person (as such

term is hereinafter defined) who or which, together with all

Affiliates (as such term is hereinafter defined) and Associates

(as such term is hereinafter defined) of such Person, without the prior approval of the Company, shall be the Beneficial Owner (as such term is hereinafter defined) of securities representing 15%

or more of the shares of Common Stock then outstanding or who was such a Beneficial Owner at any time after the date hereof,

whether or not such Person continues to be the Beneficial Owner of securities representing 15% or more of the outstanding shares of Common Stock, but shall not include (i) the Company, (ii) any subsidiary of the Company (as such term is hereinafter defined),

(iii) any employee benefit plan of the Company or any of its subsidiaries or (iv) any entity holding securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan.

Notwithstanding the foregoing, no Person shall become an

Acquiring Person (i) as a result of the acquisition of shares of

Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportional number of shares beneficially owned by such Person together with all Affiliates and Associates of such Person, PROVIDED, that if

(A) a Person would become an Acquiring Person (but for operation of this clause (i)) as a result of the acquisition of Common

Shares by the Company, and (B) after such share acquisition by the Company, such Person, or an Affiliate or Associate of such

Person, becomes the Beneficial Owner of any additional shares of

Common Stock, then such Person shall be deemed an Acquiring

Person, or (ii) if (A) within five Business Days after such

Person would otherwise  have become or, if such Person did so inadvertently, after such Person discovers that such Person would otherwise have become, an Acquiring Person (but for operation of this clause (ii)), such Person notifies the Board that such

Person did so inadvertently, and (B) within two Business Days after such notification (or such greater period of time as may be determined by the Board, but in no event greater than five

Business Days), such Person divests itself of a sufficient number of shares of Common Stock so that such Person, together with all

Affiliates and Associates of such Person, would not be the

Beneficial Owner of 15% or more of the Company's outstanding shares of Common Stock.

          (b)  "AFFILIATE" and "ASSOCIATE" shall have the

respective meanings ascribed to such terms in Rule 12b-2 of the

General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), as in effect on the date of this Agreement.

          (c)  A Person shall be deemed the "BENEFICIAL OWNER"

of, and shall be deemed to "beneficially own," any securities:

               (i)  which such Person or any of such Person's

          Affiliates or Associates beneficially owns, directly or

          indirectly;

               (ii) which such Person or any of such Person's

          Affiliates or Associates has (A) the right or

          obligation to acquire (whether such right or obligation

          is exercisable or effective immediately or only after

          the passage of time) pursuant to any agreement,

          arrangement or understanding (whether or not in

          writing) or upon the exercise of conversion rights,

          exchange rights, rights (other than these Rights),

          warrants or options, or otherwise; PROVIDED, HOWEVER,

          that a Person shall not be deemed the "Beneficial

          Owner" of, or to "beneficially own," securities

          tendered pursuant to a tender or exchange offer made by

          such Person or any of such Person's Affiliates or

          Associates until such tendered securities are accepted

          for purchase or exchange; or (B) the right to vote

          pursuant to any agreement, arrangement or understanding

          (whether or not in writing); PROVIDED, HOWEVER, that a

          Person shall not be deemed the "Beneficial Owner" of,

          or to "beneficially own," any security under this

          clause (B) if the agreement, arrangement or

          understanding to vote such security (1) arises solely

          from a revocable proxy given in response to a public

          proxy or consent solicitation made pursuant to, and in

          accordance with, the applicable rules and regulations

          of the Exchange Act and (2) is not also then reportable

          by such person on Schedule 13D under the Exchange Act

          (or any comparable or successor report); or

               (iii)     which are beneficially owned, directly

          or indirectly, by any other Person (or any Affiliate or

          Associate thereof) with which such Person or any of

          such Person's Affiliates or Associates has any

          agreement, arrangement or understanding (whether or not

          in writing), for the purpose of acquiring, holding,

          voting (except pursuant to a revocable proxy as

          described in clause (B) of subparagraph (ii) of this

          paragraph (c)) or disposing of any securities of the

          company.

          (d)  "BUSINESS DAY" shall mean any day other than a

Saturday, Sunday, or a day on which banking institutions in the

State of New York are authorized or obligated by law or executive order to close.

          (e)  "CLOSE OF BUSINESS" on any given date shall mean

5:00 P.M., New York City time, on such date; PROVIDED, HOWEVER,

that if such date is not a Business Day it shall mean 5:00 P.M.,

New York City time, on the next succeeding Business Day.

          (f)  "COMMON STOCK" shall mean the Common Stock, $1.00

par value, of the Company, except that "Common Stock" when used with reference to stock issued by any Person other than the

Company shall mean the capital stock with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person or, if such Person is a subsidiary of another Person, of the Person which ultimately controls such first-mentioned Person and which has issued and outstanding such capital stock, equity securities or equity interests.

          (g)  "PERSON" shall mean any individual, firm,

corporation, partnership or other entity, and shall include any successor (by merger or otherwise) of such entity.

          (h)  "RIGHT" shall mean a right to purchase one four-

thousandth of a share of Preferred Stock.

          (i)  "PREFERRED STOCK" shall mean the Series A Junior

Participating Preferred Stock, $100.00 par value, of the Company having the rights, powers and preferences set forth in the form of Certificate of Designation attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth.

          (j)  "STOCK ACQUISITION DATE" shall mean the first date

of public announcement by the Company or an Acquiring Person that an Acquiring Person has become such.

          (k)  A "SUBSIDIARY" of any Person shall mean any

corporation or other entity of which a majority of the voting power of the voting equity securities or voting interests is owned, directly or indirectly, by such Person, or which is

otherwise controlled by such Person.

          (l)  "VOTING POWER" shall mean the voting power of all

securities of the Company then outstanding generally entitled to vote for the election of directors of the Company.


          SECTION 2.  APPOINTMENT OF RIGHTS AGENT.
  The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment.  The Company may from time to time appoint such Co-

Rights Agents as it may deem necessary or desirable.  In the event the Company appoints one or more Co-Rights Agents, the respective duties of the Rights Agents and any Co-Rights Agents shall be as the Company shall determine.


          SECTION 3.  ISSUE OF RIGHTS CERTIFICATES.
          (a)  Until the earlier of (i) the Stock Acquisition

Date or (ii) the tenth day (or such later date as may be

determined by action of the Board) after the date of the

commencement of, or first public announcement of the intent of any Person (other than the Company, any subsidiary of the

Company, or any employee benefit plan of the Company or any of its subsidiaries) to commence (which intention to commence

remains in effect for five business days after such

announcement), a tender or exchange offer which would result in such Person becoming an Acquiring Person (including any such date which is after the date of this Agreement and prior to the

issuance of the Rights; the earlier of such dates being herein referred to as the "DISTRIBUTION DATE"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this

Section 3) by the certificates for Common Stock registered in the names of the holders of the Common Stock (which certificates for

Common Stock shall be deemed also to be certificates for Rights)

and not by separate certificates, and (y) the Rights (and the right to receive certificates therefor) will be transferable only in connection with the transfer of the underlying shares of

Common Stock.  As soon as practicable after the Distribution

Date, the Rights Agent will send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a certificate for Rights, in substantially the form of Exhibit B hereto (the

"RIGHTS CERTIFICATES"), evidencing one Right for each share of

Common Stock so held.  As of and after the Distribution Date, the

Rights will be evidenced solely by such Rights Certificates.

          As soon as practicable following the Record Date, the

Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "SUMMARY OF RIGHTS"),

by first-class, postage prepaid mail, to each record holder of the Common Stock as of the close of business on the Record Date,

at the address of such holder shown on the records of the

Company.  With respect to certificates for the Common Stock

outstanding as of the Record Date, until the Distribution Date

(or earlier redemption, expiration or termination of the Rights),

the Rights will be evidenced by such certificates for the Common

Stock together with the Summary of Rights and the registered holders of the Common Stock shall also be the registered holders of the associated Rights.  Until the Distribution Date (or

earlier redemption, expiration or termination of the Rights), the surrender for transfer of any of the certificates for the Common

Stock outstanding on the Record Date, even without a copy of the

Summary of Rights attached thereto, shall also constitute the transfer of the Rights associated with the Common Stock

represented by such certificate.

          (b)  Certificates issued for Common Stock (including,

without limitation, certificates issued upon transfer or exchange of Common Stock) after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date (as such term is hereinafter defined), shall be deemed also to be certificates for

Rights, and shall have impressed, printed, stamped, written or otherwise affixed onto them the following legend:



              This certificate also evidences and
          entitles the holder hereof to certain Rights as set forth in an Amended and Restated
          Rights Agreement between Dover Corporation and Harris Trust Company of New York (the
          "Amended and Restated Rights Agent") dated as of November 15, 1996 (the "Rights
          Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Dover Corporation. Under certain circumstances, as set forth in the Amended and Restated Rights Agreement, such Rights may be redeemed, may expire, or may be evidenced by separate certificates and will no longer be evidenced by this certificate.
          Dover Corporation will mail to the holder of this certificate a copy of the Rights
          Agreement without charge within five days after receipt of a written request therefor.
          Under certain circumstances, Rights issued to Acquiring Persons (as defined in the Amended and Restated Rights Agreement) or certain related persons and any subsequent holder of such Rights may become null and void with respect to certain rights set forth in
          Section 11(a)(ii) and Section 13(a) of the
          Amended and Restated Rights Agreement.

          With respect to such certificates containing the

foregoing legend, until the Distribution Date, the Rights

associated with the Common Stock represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock

represented by such certificate.


          SECTION 4.  FORM OF RIGHTS CERTIFICATES.
          (a)  The Rights Certificates (and the forms of election

to purchase shares and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in

Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not

inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage.  Subject to the provisions of

Section 11 and Section 23 hereof, the Rights Certificates,

whenever distributed, shall be dated as of the Record Date, and on their face shall entitle the holders thereof to purchase such number of one four-thousandths of a share of Preferred Stock as shall be set forth therein at the price per one four-thousandth of a share set forth therein (the "PURCHASE PRICE"), but the fraction of a share of Preferred Stock so purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

          (b)  Any Rights Certificate issued pursuant to Section

3(a) hereof that represents Rights beneficially owned by an

Acquiring Person or any Associate or Affiliate thereof and any

Rights Certificate issued at any time upon the transfer of any

Rights to such an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or

Affiliate, and any Rights Certificate issued pursuant to Section

6 or Section 11 upon transfer, exchange, replacement or

adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:



          The Rights represented by this Rights
          Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person. This
          Rights Certificate and the Rights represented hereby may become void to the extent provided by, and under certain circumstances as specified in, Section 7(e) of the Amended and Restated Rights Agreement.

          The provisions of Section 7(e) of this Rights Agreement

shall be operative whether or not the foregoing legend is

contained on any such Rights Certificate.


          SECTION 5.  COUNTERSIGNATURE AND REGISTRATION.
  The Rights Certificates shall be executed on behalf of the

Company by its Chairman of the Board, any Vice Chairman of the

Board, any President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the

Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature.  The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned.  In case any officer of the Company who shall have signed any of the

Rights Certificates shall cease to be such officer of the

Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates,

nevertheless, may be countersigned by the Rights Agent, and

issued and delivered by the Company with the same force and

effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights

Certificates may be signed on behalf of the Company by any

person who, at the actual date of the execution of such Rights

Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an

officer.

          Following the Distribution Date, the Rights Agent will

keep or cause to be kept, at one of its offices in New York, New

York, books for registration and transfer of the Rights

Certificates issued hereunder.  Such books shall show the names and addresses of the respective holders of the Rights

Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights

Certificates.


          SECTION 6.  TRANSFER, SPLIT UP, COMBINATION AND
                      EXCHANGE OF RIGHTS CERTIFICATES;
                      MUTILATED, DESTROYED, LOST OR STOLEN
                      RIGHTS CERTIFICATES.
          Subject to the provisions of Section 15 hereof, at any

time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date (as defined below), any Rights Certificate or Certificates may be transferred, split up, combined or exchanged for another Rights

Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Preferred Stock as the Rights Certificate or Rights Certificates surrendered then entitled such holder to purchase.  Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate shall make such request in writing delivered to the Rights Agent,

and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the

principal office of the Rights Agent.  Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a

Rights Certificate or Rights Certificates, as the case may be, as so requested.  The Company may require payment of a sum

sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

          Upon receipt by the Company and the Rights Agent of

evidence reasonably satisfactory to them of the loss, theft,

destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security

reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental

thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights

Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.


          SECTION 7.  EXERCISE OF RIGHTS; PURCHASE PRICE;
                      EXPIRATION DATE OF RIGHTS.
          (a)  The registered holder of any Rights Certificate

may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the

Distribution Date upon presentation of the Rights Certificate,

with the appropriate form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase

Price for each one four-thousandth of a share of Preferred Stock

(or such other number of shares or other securities) as to which the Rights are exercised, at or prior to the earlier of (i) the close of business on November 7, 2006 (the "FINAL EXPIRATION

DATE"), or (ii) the time at which the Rights are redeemed as provided in Section 24 hereof (such earlier time being herein referred to as the "EXPIRATION DATE").  Notwithstanding any other provision of this Agreement, any Person who prior to the

Distribution Date becomes a record holder of shares of Common

Stock may exercise all of the rights of a registered holder of a

Rights Certificate with respect to the Rights associated with such shares of Common Stock in accordance with and subject to the provisions of this Agreement, including the provisions of Section

7(e) hereof, as of the date such Person becomes a record holder of shares of Common Stock.

          (b)  The Purchase Price for each one four-thousandth

share of Preferred Stock pursuant to the exercise of a Right shall initially be $200.00, shall be subject to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

          (c)  Upon receipt of a Rights Certificate representing

exercisable Rights, with the appropriate form of election to purchase duly executed, accompanied by payment of the Purchase

Price for the shares (or other securities or property) to be purchased and an amount equal to any applicable transfer tax (as determined by the Rights Agent) in cash, or by certified check or bank draft payable to the order of the Company, the Rights Agent shall, subject to Section 21(k), thereupon promptly (i) (A)

requisition from any transfer agent of the shares of Preferred

Stock (or make available, if the Rights Agent is the transfer agent) certificates for the number of shares of Preferred Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company, in its sole discretion, shall have elected to

deposit the shares of Preferred Stock issuable upon exercise of the Rights hereunder into a depositary, requisition from the depositary agent depositary receipts representing such number of one four-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred

Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii)

when appropriate, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 15, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such

Rights Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after

receipt promptly deliver such cash to or upon the order of the registered holder of such Rights Certificate.  In the event that the Company is obligated to issue other securities of the

Company, and/or distribute other property pursuant to

Section 11(a), the Company will make all arrangements necessary so that such other securities and/or property are available for distribution by the Rights Agent, if and when appropriate.  In addition, in the case of an exercise of the Rights by a holder pursuant to Section 11(a)(ii), the Rights Agent shall return such

Rights Certificate to the registered holder thereof after

imprinting, stamping or otherwise indicating thereon that the rights represented by such Rights Certificate no longer include the rights provided by Section 11(a)(ii) of the Rights Agreement and if less than all the Rights represented by such Rights

Certificate were so exercised, the Rights Agent shall indicate on the Rights Certificate the number of Rights represented thereby which continue to include the rights provided by

Section 11(a)(ii).

          (d)  In case the registered holder of any Rights

Certificate shall exercise (except pursuant to Section 11(a)(ii))

less than all the Rights evidenced thereby, a new Rights

Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Rights Certificate or to his duly authorized assigns, subject to the provisions of Section 15

hereof.

          (e)  Notwithstanding anything in this Agreement to the

contrary, if an Acquiring Person or an Associate or Affiliate of

an Acquiring Person engages in or there occurs one or more of the transactions set forth in Section 11(a)(ii) or Section 13(a) on or after the time the Acquiring Person became such, then any

Rights that are or were on or after the earlier of the

Distribution Date or the Stock Acquisition Date beneficially owned by an Acquiring Person or any Associate or Affiliate shall become void with respect to the rights provided under Section

11(a)(ii) and Section 13(a) and any holder of such Rights shall thereafter have no right to exercise such Rights under the

provisions of Section 11(a)(ii) and Section 13(a).

          (f)  Notwithstanding anything in this Agreement to the

contrary, neither the Rights Agent nor the Company shall be

obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless the certificate contained in the

appropriate form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise shall have been properly completed and duly executed by the

registered holder thereof and the Company shall have been

provided with such additional evidence of the identity of the

Beneficial Owner (or former Beneficial Owner) or Affiliates or

Associates thereof as the Company shall reasonably request.


          SECTION 8.  CANCELLATION AND DESTRUCTION OF RIGHTS
                      CERTIFICATES.
  All Rights Certificates surrendered for the purpose of

exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no

Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights

Agreement.  The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof.  The Rights

Agent shall deliver all cancelled Rights Certificates to the

Company, or shall, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case shall

deliver a certificate of destruction thereof to the Company.


          SECTION 9.  RESERVATION AND AVAILABILITY OF PREFERRED
                      STOCK.
  The Company covenants and agrees that it will cause to be

reserved and kept available out of its authorized and unissued shares of Preferred Stock, or any authorized and issued shares of Preferred Stock held in its treasury, the number of shares of

Preferred Stock that will be sufficient to permit the exercise in full of all outstanding Rights and, after the occurrence of an event specified in Section 11, shall so reserve and keep

available a sufficient number of shares of Preferred Stock

(and/or other securities) which may be required to permit the exercise in full of the Rights pursuant to this Agreement.

          So long as the shares of Preferred Stock (and, after

the occurrence of an event specified in Section 11, any other securities) issuable upon the exercise of the Rights may be

listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares (or other securities) reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

          The Company covenants and agrees that it will take all

such action as may be necessary to ensure that all shares of

Preferred Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the

Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable shares or securities.

          The Company further covenants and agrees that it will

pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates or of any certificates for shares of Preferred Stock and/or other securities upon the

exercise of Rights.  The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a person other than, or in respect of the issuance or delivery of the shares of

Preferred Stock and/or other securities in a name other than that of, the registered holder of the Rights Certificates evidencing

Rights surrendered for exercise or to issue or deliver any

certificates for shares of Preferred Stock, and/or other

securities in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights

Certificate at the time of surrender) or until it has been

established to the Company's satisfaction that no such tax is due.

          The Company shall use its best efforts to (i) file, as

soon as practicable following the Distribution Date, a

registration statement under the Securities Act of 1933, as

amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as

practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act and the rules and regulations thereunder) until the date of the expiration of the rights

provided by Section 11(a)(ii).  The Company will also take such action as may be appropriate under the blue sky laws of the

various states.


          SECTION 10. PREFERRED STOCK RECORD DATE.
  Each person in whose name any certificate for shares of

Preferred Stock (or other securities) is issued upon the

exercise of Rights shall for all purposes be deemed to have

become the holder of record of the shares of Preferred Stock (or other securities) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate

evidencing such Rights was duly presented and payment of the

Purchase Price (and any applicable transfer taxes) was made;

PROVIDED, HOWEVER, that if the date of such presentation and payment is a date upon which the Preferred Stock (or other

securities) transfer books of the Company are closed, such

person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next

succeeding Business Day on which the Preferred Stock (or other securities) transfer books of the Company are open.  Prior to the exercise of the Rights evidenced thereby, the holder of a

Rights Certificate, as such, shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation,

the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.


          SECTION 11.              ADJUSTMENT OF PURCHASE PRICE,
                      NUMBER AND KIND OF SHARES OR NUMBER OF
                      RIGHTS.
          The Purchase Price, the number of shares covered by

each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

          (a)(i)   In the event the Company shall at any time

after the date of this Agreement (A) declare a dividend on the

Preferred Stock payable in shares of Preferred Stock, (B)

subdivide the outstanding Preferred Stock, (C) combine the

outstanding Preferred Stock into a smaller number of shares or

(D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase

Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock and other securities which, if such Right had been exercised immediately prior to such date and at a time when the

Preferred Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.  If an event occurs which would require an adjustment under both Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to any adjustment required pursuant to Section 11(a)(ii).

               (ii)                In the event that any Person

          (other than the Company, any subsidiary of the Company,

          any employee benefit plan of the Company or any of its

          subsidiaries or any entity holding securities of the

          Company organized, appointed or established by the

          Company or any of its subsidiaries for or pursuant to

          the terms of any such plan), alone or together with its

          Affiliates and Associates, shall become an Acquiring

          Person (except pursuant to a tender or exchange offer

          for all outstanding shares of Common Stock at a price

          and on terms determined by at least a majority of the

          members of the Board of Directors who are not officers

          of the Company to be both adequate and otherwise in the

          best interests of the Company and its shareholders

          (other than the Person or an Affiliate or Associate

          thereof on whose behalf the offer is being made)), then

          proper provision shall be made so that each holder of a

          Right, except as provided in Section 7(e) hereof,

          shall, for a period of 60 days after the later of the

          occurrence of any such event and the effective date of

          an appropriate registration statement pursuant to

          Section 9, have a right to receive, upon exercise

          thereof at the then current Purchase Price in

          accordance with the terms of this Agreement, in lieu of

          shares of Preferred Stock, such number of shares of

          Common Stock of the Company as shall equal the result

          obtained by (x) multiplying the then current Purchase

          Price by the then number of one four-thousandths of a

          share of Preferred Stock for which a Right is then

          exercisable and dividing that product by (y) 50% of the

          current market price per one share of Common Stock

          (determined pursuant to Section 11(d)) on the date of

          the occurrence of the event set forth in this

          subparagraph (ii) (such number of shares being referred

          to as the "number of Adjustment Shares"); PROVIDED,

          HOWEVER, that if the transaction that would otherwise

          give rise to the foregoing adjustment is also subject

          to the provisions of Section 13 hereof, then only the

          provisions of Section 13 hereof shall apply and no

          adjustment shall be made pursuant to this Section

          11(a)(ii).

               (iii)  In the event that there shall not be

          sufficient treasury shares or authorized but unissued

          shares of Common Stock to permit the exercise in full

          of the Rights in accordance with the foregoing

          subparagraph (ii) and the Rights become so exercisable,

          notwithstanding any other provision of this Agreement,

          to the extent necessary and permitted by applicable law

          and any agreements in effect on the date hereof to

          which it is a party, each Right shall thereafter

          represent the right to receive, upon exercise thereof

          at the then current Purchase Price in accordance with

          the terms of this Agreement, a number of shares, or

          units of shares, of (x) Common Stock (up to the maximum

          number of shares of Common Stock which may permissibly

          be issued using the allocation procedure specified in

          the second sentence of Section 11(k)) and (y) preferred

          stock (or other equity securities) of the Company,

          including, but not limited to Preferred Stock, equal in

          the aggregate to the number of Adjustment Shares where

          the Board of Directors of the Company shall have deemed

          such shares or units, other than the shares of Common

          Stock, to have at least the same economic value as the

          Common Stock (a "common stock equivalent") (one four-

          thousandth of a share of Preferred Stock shall be

          deemed to be a common stock equivalent); PROVIDED,

          HOWEVER, if there are unavailable sufficient shares (or

          fractions of shares) of Common Stock and/or common

          stock equivalents, then the Company shall take all such

          action as may be necessary to authorize additional

          shares of Common Stock or common stock equivalents for

          issuance upon exercise of the Rights, including the

          calling of a meeting of shareholders; AND PROVIDED,

          FURTHER, that the Company shall issue no common stock

          equivalent upon exercise of the Rights until the

          Company has first issued all authorized and unreserved

          shares of Common Stock; AND PROVIDED, FURTHER, that if

          the Company is unable to cause sufficient shares of

          Common Stock and/or common stock equivalents to be

          available for issuance upon exercise in full of the

          Rights, then each Right shall thereafter represent the

          right to receive the Adjusted Number of Common Shares

          upon exercise at the Adjusted Purchase Price (as such

          terms are hereinafter defined).  As used herein, the

          term Adjusted Number of Common Shares shall be equal to

          that number of shares (or fractions of shares) of

          Common Stock (and/or shares or units of common stock

          equivalents) equal to the product of (x) the number of

          Adjustment Shares and (y) a fraction, the numerator of

          which is the number of shares of Common Stock (and/or

          shares or units of common stock equivalents) available

          for issuance upon exercise of the Rights and the

          denominator of which is the aggregate number of

          Adjustment Shares otherwise issuable upon exercise in

          full of all Rights (assuming there were sufficient

          shares of Common Stock available) (such fraction being

          referred to as the "PRORATION FACTOR").  The Adjusted

          Purchase Price shall mean the product of the Purchase

          Price and the Proration Factor.  The Board of Directors

          may, but shall not be required to, establish procedures

          to allocate the right to receive Common Stock and

          common stock equivalents upon exercise of the Rights

          among holders of Rights.

          (b) If the Company shall fix a record date for the

issuance of rights, options or warrants to all holders of

Preferred Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or

purchase Preferred Stock (or shares having the same or more

favorable rights, privileges and preferences as the Preferred

Stock ("EQUIVALENT PREFERRED STOCK")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock)

less than the current market price (as defined in Section 11(d))

per share of Preferred Stock on such record date, the Purchase

Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such

record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of

Preferred Stock and/or equivalent preferred stock to be offered

(and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current

market price and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or

equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be

offered are initially convertible).  In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company, whose

determination shall be described in a statement filed with the

Rights Agent and shall be binding on the Rights Agent.  Shares of

Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such

computation.  Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

          (c) If the Company shall fix a record date for the

making of a distribution to all holders of Preferred Stock

(including any such distribution made in connection with a

consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants

(excluding those referred to in Section 11(b)), the Purchase

Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price (as defined in Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined reasonably and with good faith to the

holders of Rights by the Board of Directors of the Company, whose determination shall be described in a statement filed with the

Rights Agent and shall be binding on the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants

distributable in respect of one share of Preferred Stock and the denominator of which shall be the current market price per share of the Preferred Stock.  Such adjustments shall be made

successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would be in effect if such record date had not been fixed.

          (d)(i)   For the purpose of any computation hereunder,

other than in Section 11(a)(iii), the "CURRENT MARKET PRICE" per share of Common Stock on any date shall be deemed to be the

average of the daily closing prices per share of such Common

Stock for the 30 consecutive Trading Days (as such term is

hereinafter defined) immediately prior to such date; PROVIDED,

HOWEVER, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock or (B) any subdivision, combination or

reclassification of such Common Stock, and prior to the

expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such

subdivision, combination or reclassification, then, and in each such case, the "current market price" shall be properly adjusted to take into account ex-dividend trading.  The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New

York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal

national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common

Stock are not listed or admitted to trading on any national

securities exchange, the last quoted price or, if not so quoted,

the average of the high bid and low asked prices in the over-the-

counter market, as reported by the National Association of

Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or

such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company.  If on any

such date no market maker is making a market in the Common Stock,

the fair value of such shares on such date as determined

reasonably and with good faith by the Board of Directors of the

Company shall be used and shall be binding on the Rights Agent.

The term, "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a

Business Day.  If the Common Stock is not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share determined reasonably and with good faith to the holders of Rights by the Board of Directors of the Company,

whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent.

          (ii)     For the purpose of any computation hereunder,

the "current market price" per share (or one four-thousandth of a share) of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this

Section 11(d) (other than the last sentence thereof).  If the current market price per share (or one four-thousandth of a

share) of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this

Section 11(d), the "current market price" per share of Preferred

Stock shall be conclusively deemed to be an amount equal to 1000

(as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement)

multiplied by the current market price per share of the Common

Stock and the "current market price" per one four-thousandth of a share of Preferred Stock shall be equal to the current market price per share of the Common Stock (as appropriately adjusted).

If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

          (e) Anything herein to the contrary notwithstanding, no

adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1%

in the Purchase Price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of

Preferred Stock, as the case may be.  Notwithstanding the first sentence of this Section 11(e), any adjustment required by this

Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such

adjustment or (ii) the Expiration Date.

          (f) If as a result of any provision of Section 11(a),

the holder of any Right thereafter exercised shall become

entitled to receive any shares of capital stock of the Company other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as

nearly equivalent as practicable to the provisions with respect to the shares contained in Section 11(a) through (c), inclusive,

and the provisions of Sections 7, 9, 10, 13 and 15 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

          (g) All Rights originally issued by the Company

subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase

Price, the number of shares of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

          (h) Unless the Company shall have exercised its

election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in

Section 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one four-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one four-thousandths of a share of Preferred Stock covered by a Right immediately prior to this adjustment by (y)

the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

          (i) The Company may elect on or after the date of any

adjustment of the Purchase Price to adjust the number of Rights,

in substitution for any adjustment in the number of shares of

Preferred Stock purchasable upon the exercise of a Right.  Each of the Rights outstanding after the adjustment in the number of

Rights shall be exercisable for the number of one four-

thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment.  Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest ten-

thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the

Purchase Price in effect immediately after adjustment of the

Purchase Price.  The Company shall make a public announcement of its election to adjust the number of Rights, indicating the

record date for the adjustment, and, if known at the time, the amount of the adjustment to be made.  This record date may be the date on which the Purchase Price is adjusted or any day

thereafter, but, if the Rights Certificates have been issued,

shall be at least 10 days later than the date of the public

announcement.  If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section

11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 15 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the

Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon

surrender thereof, if required by the Company, new Rights

Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment.  Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

          (j) Irrespective of any adjustment or change in the

Purchase Price or the number of shares of Preferred Stock

issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the

Purchase Price per share and the number of shares which were expressed in the initial Rights Certificates issued hereunder.

          (k) Before taking any action that would cause an

adjustment reducing the Purchase Price below the then par value,

if any, of the shares of Preferred Stock, Common Stock or other securities issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Preferred

Stock, Common Stock or other securities at such adjusted Purchase

Price.  If upon any exercise of the Rights, a holder is to

receive a combination of Common Stock and common stock

equivalents, a portion of the consideration paid upon such

exercise, equal to at least the then par value of a share of

Common Stock of the Company, shall be allocated as the payment for each share of Common Stock of the Company so received.

          (l) In any case in which this Section 11 shall require

that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the

holder of any Right exercised after such record date the shares of Preferred Stock and other capital stock or securities of the

Company, if any, issuable upon such exercise over and above the shares of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment;

PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such

holder's right to receive such additional shares upon the

occurrence of the event requiring such adjustment.

          (m) Anything to the contrary in this Section 11

notwithstanding, the Company shall be entitled to make such

reductions in the Purchase Price, in addition to those

adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be

advisable in order that any consolidation or subdivision of the

Preferred Stock, issuance wholly for cash of any shares of

Preferred Stock at less than the current market price, issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of

Preferred Stock, stock dividends or issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such shareholders.

          (n) Anything in this Agreement to the contrary

notwithstanding, in the event that the Company shall at any time after the date of this Agreement and prior to the Distribution

Date (i) declare a dividend on the outstanding shares of Common

Stock payable in shares of Common Stock, (ii) subdivide the

outstanding Common Stock, (iii) combine the outstanding Common

Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the outstanding

Common Stock, then in any such case (A) the fractional number of a share of Preferred Stock purchasable after such event upon proper exercise of such Right shall be determined by multiplying the number of one four-thousandths of shares of Preferred Stock so purchasable immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock

outstanding immediately before such event and the denominator of which is the number of shares of Common Stock outstanding

immediately after such event (the "Fraction"), (B) all references in this Agreement to one four-thousandth of a share of Preferred

Stock shall be deemed to refer to the fractional number of a share of Preferred Stock resulting from the multiplication in the preceding clause (A), and (C) each share of Common Stock

outstanding immediately after such event shall have issued with respect to it that number of Rights which each share of Common

Stock outstanding immediately prior to such event had issued with respect to it.  The adjustments provided for in this Section

11(n) shall be made successively whenever such a dividend is declared or such a subdivision, combination or consolidation is effected, and immediately after such event, the Purchase Price with respect to each fraction of a share of Preferred Stock

purchasable upon exercise of a Right (as determined pursuant to clause (A) and (B) above) shall equal the Purchase Price

immediately prior to such event multiplied by the Fraction.

          (o) The exercise of Rights under Section 11(a)(ii)

shall only result in the loss of rights under Section 11(a)(ii)

to the extent so exercised and shall not otherwise affect the rights represented by the Rights under this Rights Agreement,

including the rights represented by Section 13.


          SECTION 12.
                      CERTIFICATE OF ADJUSTED PURCHASE PRICE OR
                      NUMBER OF SHARES.
  Whenever an adjustment is made as provided in Sections 11 and

13 hereof, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the

Rights Agent and with each transfer agent for the Preferred

Stock and the Common Stock a copy of such certificate and (c)

mail a brief summary thereof to each holder of a Rights

Certificate in accordance with Section 27 hereof.  The Rights

Agent shall be fully protected in relying on any such

certificate and on any adjustment therein contained.


          SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER
                      OF ASSETS OR EARNING POWER.
          (a)  In the event that, following the Stock Acquisition

Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person, (y) any Person shall consolidate with the Company, or merge with and into the

Company and the Company shall be the continuing or surviving corporation of such merger (other than, in the case of either transaction described in (x) or (y), a merger or consolidation which would result in all of the Voting Power represented by the securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into securities of the surviving entity) all of the Voting Power represented by the securities of the Company or such surviving entity outstanding immediately after such merger or consolidation and the holders of such securities not having changed as a result of such merger or consolidation), or (z) the

Company shall sell, mortgage or otherwise transfer (or one or more of its subsidiaries shall sell, mortgage or otherwise

transfer), in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the

Company and its subsidiaries (taken as a whole) to any other

Person, then, and in each such case, proper provision shall be made so that (i) following the Distribution Date, each holder of a Right, subject to Section 7(e), shall have the right to

receive, upon the exercise thereof at the then current Purchase

Price in accordance with the terms of this Agreement, such number of shares of freely tradeable Common Stock of the Principal Party

(as hereinafter defined), free and clear of liens, rights of call or first refusal, encumbrances or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then

current Purchase Price by the number of one four-thousandths of a share of Preferred Stock for which a Right is then exercisable

(without taking into account any adjustment previously made

pursuant to Section 11(a)(ii) hereof) and dividing that product by (2) 50% of the current market price per share of the Common

Stock of such Principal Party (determined pursuant to Section

11(d) hereof) on the date of consummation of such consolidation,

merger, sale or transfer; (ii) such Principal Party shall

thereafter be liable for, and shall assume, by virtue of such consolidation, merger sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term

"Company" shall thereafter be deemed to refer to such Principal

Party, it being specifically intended that the provisions of

Section 11 hereof shall apply to such Principal Party; and (iv)

such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock in accordance with Section 9 hereof) in

connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common

Stock thereafter deliverable upon the exercise of the Rights.

          (b)  "Principal Party" shall mean

               (i)  in the case of any transaction described in

          (x) or (y) of the first sentence of this Section 13,

          the Person that is the issuer of any securities into

          which shares of Common Stock of the Company are

          converted in such merger or consolidation, and if no

          securities are so issued, the Person that is the other

          party to the merger or consolidation (including, if

          applicable, the Company, if it is the surviving

          corporation); and

               (ii) in the case of any transaction described in

          (z) of the first sentence in this Section 13, the

          Person that is the party receiving the greatest portion

          of the assets or earning power transferred pursuant to

          such transaction or transactions; PROVIDED, HOWEVER,

          that in any such case, (1) if the Common Stock of such

          Person is not at such time and has not been

          continuously over the preceding 12-month period

          registered under Section 12 of the Exchange Act, and

          such Person is a direct or indirect subsidiary or

          Affiliate of another Person, "Principal Party" shall

          refer to such other Person; (2) in case such Person is

          a subsidiary, directly or indirectly, or Affiliate of

          more than one Person, the Common Stocks of two or more

          of which are and have been so registered, "Principal

          Party" shall refer to whichever of such Persons is the

          issuer of the Common Stock having the greatest

          aggregate market value; and (3) in case such Person is

          owned, directly or indirectly, by a joint venture

          formed by two or more Persons that are not owned,

          directly or indirectly, by the same Person, the rules

          set forth in (1) and (2) above shall apply to each of

          the chains of ownership having an interest in such

          joint venture as if such party were a "Subsidiary" of

          both or all of such joint venturers and the Principal

          Parties in each such chain shall bear the obligations

          set forth in this Section 13 in the same ratio as their

          direct or indirect interests in such Person bear to the

          total of such interests.

          (c)  The Company shall not consummate any such

consolidation, merger, sale or transfer unless prior thereto the

Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation,

merger, sale or transfer shall have executed and delivered to the

Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger, sale or transfer of assets mentioned in paragraph (a) of this Section 13, the Principal Party at its own expense will

               (i)  prepare and file a registration statement

          under the Act with respect to the Rights and the

          securities purchasable upon exercise of the Rights on

          an appropriate form, will use its best efforts to cause

          such registration statement to become effective as soon

          as practicable after such filing and will use its best

          efforts to cause such registration statement to remain

          effective (with a prospectus at all times meeting the

          requirements of the Act) until the Expiration Date;

               (ii) use its best efforts to qualify or register

          the Rights and the securities purchasable upon exercise

          of the Rights under the blue sky laws of such

          jurisdictions as may be necessary or appropriate; and

               (iii)     deliver to holders of the Rights

          historical financial statements for the Principal Party

          and each of its Affiliates which comply in all material

          respects with the requirements for registration on Form

          10 under the Exchange Act.

          The provisions of this Section 13 shall similarly apply

to successive mergers or consolidations or sales or other

transfers.  The rights under this Section 13 shall be in addition to the rights to exercise Rights and adjustments under Section

11(a)(ii) and shall survive any exercise thereunder.


          SECTION 14.
  After the Stock Acquisition Date, the Company covenants and agrees that it shall not (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer to, in one or more

transactions, assets or earning power aggregating more than 50%

of the assets or earning power of the Company and its

subsidiaries taken as a whole, any other Person if at the time of or after such consolidation, merger or sale there are any charter or by-law provisions or any rights, warrants or other instruments outstanding or any other action taken which would diminish or otherwise eliminate the benefits intended to be

afforded by the Rights.  The Company shall not consummate any such consolidation, merger or sale unless prior thereto the

Company and such other Person shall have executed and delivered to the Rights Agent a supplemental agreement evidencing

compliance with this subsection.

          (b)  The Company covenants and agrees that, after the

Stock Acquisition Date, it will not, except as permitted by

Sections 24 and 26 hereof, take any action the purpose or effect of which is to diminish or otherwise eliminate the benefits

intended to be afforded by the Rights.


          SECTION 15. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.
          (a)  The Company shall not be required to issue

fractions of Rights, or to distribute Rights Certificates which evidence fractional Rights.  In lieu of such fractional Rights,

there shall be paid to the registered holders of the Rights

Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same

fraction of the current market value of a whole Right.  For the purposes of this Section 15(a), the current market value of a whole Right shall be the closing price of the Rights for the

Trading Day immediately prior to the date on which such

fractional Rights would have been otherwise issuable.  The

closing price of the Rights for any day shall be the last sale price, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market,

as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization,

the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company.  If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined reasonably and with good faith to the holders of Rights by the Board of Directors of the

Company shall be used and shall be binding on the Rights Agent.

          (b)  The Company shall not be required to issue

fractions of shares of Preferred Stock (other than fractions which are integral multiples of one four-thousandth of a share of

Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock

(other than fractions which are integral multiples of one four-

thousandth of a share of Preferred Stock).  Fractions of shares of Preferred Stock in integral multiples of one four-thousandth of a share of Preferred Stock may, at the election of the

Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary

selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the

rights, privileges and preferences to which they are entitled as beneficial owners of the shares of Preferred Stock represented by such depositary receipts.  In lieu of fractional shares of

Preferred Stock that are not integral multiples of one four-

thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Right Certificates at the time such

Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one four-

thousandth of a share of Preferred Stock.  For purposes of this

Section 15(b), the current market value of one four-thousandth of a share of Preferred Stock shall be one four-thousandth of the closing price of a share of Preferred Stock (as determined

pursuant to Section 11(d)(ii) hereof) for the Trading Day

immediately prior to the date of such exercise.

          (c)  Following the occurrence of one of the

transactions or events specified in Section 11 giving rise to the right to receive common stock equivalents (other than Preferred

Stock) or other securities upon the exercise of a Right, the

Company shall not be required to issue fractions of shares or units of such common stock equivalents or other securities upon exercise of the Rights or to distribute certificates which

evidence fractional shares of such common stock equivalents or other securities.  In lieu of fractional shares or units of such common stock equivalents or other securities, the Company may pay to the registered holders of Right Certificates at the time such

Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share or unit of such common stock equivalent or other securities.  For purposes of this Section 15(c), the current market value shall be determined in the manner set forth in Section 11(d) hereof for the Trading Day immediately prior to the date of such exercise and, if such common stock equivalent is not traded, each such common stock equivalent shall have the value of one four-

thousandth of a share of Preferred Stock.

          (d)  Except as otherwise expressly provided herein, the

holder of a Right by the acceptance of the Rights expressly

waives his right to receive any fractional Rights or any

fractional shares upon exercise of a Right.


          SECTION 16. RIGHTS OF ACTION.
  All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates

(and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights

Certificate (or, prior to the Distribution Date, of the Common

Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution

Date, of the Common Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit,

action or proceeding against the Company to enforce, or

otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement.  Without limiting the foregoing or any remedies available to the holders of

Rights, it is specifically acknowledged that the holders of

Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against

actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.  Holders of Rights shall be entitled to recover the reasonable costs and expenses,

including attorneys' fees, incurred by them in any action to enforce the provisions of this Agreement.


          SECTION 17. AGREEMENT OF RIGHTS HOLDERS.
  Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every

other holder of a Right that:

          (a)  prior to the Distribution Date, the Rights will be

transferable only in connection with the transfer of Common

Stock;

          (b)  after the Distribution Date, the Rights

Certificates are transferable only on the registry books of the

Rights Agent if surrendered at the principal office of the Rights

Agent, duly endorsed or accompanied by a proper instrument of transfer; and

          (c)  the Company and the Rights Agent may deem and

treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate)

is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights

Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.


          SECTION 18. RIGHTS CERTIFICATE HOLDER NOT DEEMED A
                      SHAREHOLDER.
  No holder, as such, of any Rights Certificate shall be

entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Preferred Stock, Common Stock or any other securities of the Company which may at any time be

issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate,

as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any

matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders

(except as provided in Section 25 hereof), or to receive

dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions thereof.


          SECTION 19. CONCERNING THE RIGHTS AGENT.
  The Company agrees to pay to the Rights Agent reasonable

compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable

expenses and counsel fees and disbursements and other

disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder.  The Company also agrees to indemnify the Rights

Agent for, and to hold it harmless against, any loss, liability,

or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly.

          The Rights Agent shall be protected and shall incur no

liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this

Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company,

instrument of assignment or transfer, power of attorney,

endorsement, affidavit, letter, notice, direction, consent,

certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary,

verified or acknowledged, by the proper Person or Persons.


          SECTION 20. MERGER OR CONSOLIDATION OR CHANGE OF NAME
                      OF RIGHTS AGENT.
  Any corporation into which the Rights Agent or any successor

Rights Agent may be merged or with which it may be consolidated,

or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust

business of the Rights Agent or any successor Rights Agent,

shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor

Rights Agent under the provisions of Section 22 hereof.  In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such

successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights

Certificates shall not have been countersigned, any successor

Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor

Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates in this Agreement.

          In case at any time the name of the Rights Agent shall

be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver

Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned,

the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.


          SECTION 21. DUTIES OF RIGHTS AGENT.
  The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates,

by their acceptance thereof, shall be bound:

          (a)  The Rights Agent may consult with legal counsel

selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete

authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

          (b)  Whenever in the performance of its duties under

this Agreement the Rights Agent shall deem it necessary or

desirable that any fact or matter (including, without limitation,

the identity of any Acquiring Person) be proved or established by the Company prior to taking or suffering any action hereunder,

such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, any Vice Chairman of the Board, any President, any

Vice President, the Treasurer, any Assistant Treasurer, the

Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full

authorization to the Rights Agent for any action taken or

suffered in good faith by it under the provisions of this

Agreement in reliance upon such certificate.

          (c)  The Rights Agent shall be liable hereunder only

for its own negligence, bad faith or willful misconduct.

          (d)  The Rights Agent shall not be liable for or by

reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates (except as to the fact that it has countersigned the Rights Certificates) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          (e)  The Rights Agent shall not be under any

responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution

hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the

Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or 13 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it be

responsible for any determination by the Board of Directors of the Company of the current market value of the Rights or

Preferred Stock or Common Stock pursuant to the provisions of

Section 15 hereof; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Preferred Stock or other securities to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Preferred Stock or other

securities will, when so issued, be validly authorized and

issued, fully paid and nonassessable.

          (f)  The Company agrees that it will perform, execute,

acknowledge and deliver or cause to be performed, executed,

acknowledged and delivered all such further and other acts,

instruments and assurances as may reasonably be required by the

Rights Agent for the carrying out or performing by the Rights

Agent of the provisions of this Agreement.

          (g)  The Rights Agent is hereby authorized and directed

to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any

provision hereof from the Chairman of the Board, any Vice

Chairman of the Board, any President, any Vice President, the

Secretary, any Assistant Secretary, the Treasurer or any

Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or

suffered to be taken by it in good faith in accordance with

instructions of any such officer.

          (h)  The Rights Agent and any shareholder, director,

officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights

Agent under this Agreement.  Nothing herein shall preclude the

Rights Agent from acting in any other capacity for the Company or for any other legal entity.

          (i)  The Rights Agent may execute and exercise any of

the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents,

and the Rights Agent shall not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company or to the holders of the Rights resulting from any such act, omission,

default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

          (j)  No provision of this Agreement shall require the

Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

          (k)  If, with respect to any Rights Certificate

surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of

election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or

2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.


          SECTION 22. CHANGE OF RIGHTS AGENT.
  The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days'

notice in writing mailed to the Company and to each transfer agent of the Common Stock and Preferred Stock by registered or certified mail, and to holders of the Rights Certificates by first-class mail.  The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing,

mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock and

Preferred Stock by registered or certified mail, and to the

holders of the Rights Certificates by first-class mail.  If the

Rights Agent shall resign or be removed or shall otherwise

become incapable of acting, the Company shall appoint a

successor to the Rights Agent.  If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or

incapacitated Rights Agent or by the holder of a Rights

Certificate (who shall, with such notice, submit his Rights

Certificate for inspection by the Company), then the registered holder of any Rights Certificate may apply to any court of

competent jurisdiction for the appointment of a new Rights

Agent.  Any successor Rights Agent, whether appointed by the

Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the

State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a

banking institution in the State of New York), in good standing,

having a principal office in the State of New York, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights

Agent a combined capital and surplus of at least $50,000,000 or

(b) an affiliate of a corporation described in clause (a) of this sentence.  After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and

responsibilities as if it had been originally named as Rights

Agent without further act or deed; but the predecessor Rights

Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose.  Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the

Common Stock and Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates.

Failure to give any notice provided for in this Section 22,

however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may

be.


          SECTION 23. ISSUANCE OF NEW RIGHTS CERTIFICATES.
  Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option,

issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any

adjustment or change in the Purchase Price per share and the number or kind or class of shares or other securities or

property purchasable under the Rights Certificates made in

accordance with the provisions of this Agreement.



          SECTION 24. REDEMPTION AND TERMINATION.
          (a)(i) The Board of Directors of the Company may, at

its option, at any time prior to the earlier of (x) the time that any person becomes an Acquiring Person or (y) 5:00 P.M., New York

City time, on the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of

$.0125 per Right, appropriately adjusted after any stock split,

stock dividend or similar transaction occurring after the date hereof by multiplying such redemption price by the Fraction (the

"Redemption Price").

          (a)(ii) In addition, the Board of Directors of the

Company may redeem all but not less than all of the then

outstanding Rights at the Redemption Price following the

occurrence of a Stock Acquisition Date but prior to any event described in Section 13(a) either (x) in connection with any event specified in Section 13(a) in which all holders of Common

Stock are treated alike and not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other

Person in which such Acquiring Person, Affiliate or Associate has any interest, or any other Person acting directly or indirectly on behalf of or in association with any such Acquiring Person,

Affiliate or Associate, or (y) following the occurrence of an event set forth in, and the expiration of any period during which the holder of Rights may exercise the rights under, Section

11(a)(ii) if and for as long as the Acquiring Person is not

thereafter the Beneficial Owner of securities representing 15% or more of the outstanding shares of the Voting Power, and at the time of redemption there are no other persons who are Acquiring

Persons.

          (b)  In the case of a redemption permitted under

Section 24(a)(i), immediately upon the action of the Board of

Directors of the Company ordering the redemption of the Rights,

evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption

Price.  In the case of a redemption permitted only under Section

24(a)(ii), evidence of which shall have been filed with the

Rights Agent, the right to exercise the Rights will terminate and represent only the right to receive the Redemption Price only after ten Business Days following the giving of notice of such redemption to the holders of such Rights if no event set forth in

Section 11(a)(ii) shall have occurred, and, if such event shall have occurred, upon the later of ten Business Days following the giving of such notice or the expiration of any period during which the rights under Section 11(a)(ii) may be exercised.

Within ten days after the action of the Board of Directors

ordering any such redemption of the Rights, the Company shall give notice of such redemption to the Rights Agent and the

holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or,

prior to the Distribution Date, on the registry books of the

Transfer Agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of

redemption will state the method by which the payment of the

Redemption Price will be made.

          The Company may, at its option, discharge all of its

obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and

(ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the

Distribution Date, on the registry books of the Transfer Agent of the Common Stock, and upon such action, all outstanding Rights

Certificates shall be null and void without any further action by the Company.


          SECTION 25. NOTICE OF CERTAIN EVENTS.
  In case the Company shall propose (a) to pay any dividend

payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred

Stock (other than a regular quarterly cash dividend out of

earnings or retained earnings of the Company) or (b) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred

Stock (other than a reclassification involving only the

subdivision of outstanding shares of Preferred Stock), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its

subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to,

any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the

Company shall give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale,

transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other

action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the

holders of the shares of Preferred Stock whichever shall be the earlier.

          In case any of the events set forth in Section

11(a)(ii) of this Agreement shall occur, then, in any such case,

the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate, in accordance with Section 27 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of

Rights under Section 11(a)(ii) hereof.


          SECTION 26. EXCHANGE.
          (a)  The Board may, at its option, at any time after

the time that any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Sections 7(e) and 11(a)(ii) hereof) for shares of

Common Stock of the Company at an exchange ratio of one share of

Common Stock per Right (the "EXCHANGE RATIO").  Notwithstanding

the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Company,

any subsidiary of the Company, any employee benefit plan of the

Company or any of its subsidiaries or any entity holding

securities of the Company organized, appointed or established by the Company or any of its subsidiaries for or pursuant to the terms of any such plan), together with all Affiliates and

Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

          (b)  Immediately upon the action of the Board ordering

the exchange of any Rights pursuant to Section 26(a) hereof and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right

thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such

Rights held by such holder multiplied by the Exchange Ratio.  The

Company shall promptly give public notice of any such exchange;

provided, however, that the failure to give, or any defect in,

such notice shall not affect the validity of such exchange.  The

Company shall promptly give notice of such exchange to the Rights

Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the

Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock.  Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice.  Each such notice of exchange will state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged.  Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Sections 7(e) and

11(a)(ii) hereof) held by each holder of Rights.

          (c)  In any exchange pursuant to this Section 26, the

Company, at its option, may substitute Preferred Stock (or

equivalent preferred stock, as such term is defined in Section

11(b) hereof) for some or all of the Common Stock exchangeable for Rights, at the initial rate of one four-thousandth of a share of Preferred Stock (or equivalent preferred stock) for each share of Common Stock, as appropriately adjusted to reflect adjustments in the economic rights of the Preferred Stock pursuant to the terms thereof, so that the fraction of a share of Preferred Stock delivered in lieu of each share of Common Stock shall have the same economic rights as one share of Common Stock.

          (d)  The Board shall not authorize any exchange

transaction referred to in Section 26(a) hereof unless at the time such exchange is authorized there shall be sufficient shares of Common Stock or Preferred Stock issued but not outstanding, or authorized but unissued, to permit the exchange of Rights as contemplated in accordance with this Section 26.


          SECTION 27. NOTICES.
  Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights

Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed

(until another address is filed in writing with the Rights

Agent) as follows:



                   Dover Corporation
                   277 Park Avenue
                   New York, New York  10172

                   Attention:  Robert G. Kuhbach

Subject to the provisions of Section 22, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights

Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:



                   Harris Trust Company of New York
                   110 William Street
                   New York, New York  10038

                   Attention:  Vincent Marone


Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any

Rights Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.


          SECTION 28. SUPPLEMENTS AND AMENDMENTS.
  The Company and the Rights Agent may from time to time

supplement or amend this Agreement without approval of any

holders of Right Certificates in order (i) to cure any

ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) prior to the Distribution Date, to

change or supplement the provisions hereunder which the Company may deem necessary or desirable or (iv) following the

Distribution Date, to change or supplement the provisions

hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates.  Upon the delivery of a

certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in

compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment unless the Rights

Agent shall have determined in good faith that such supplement or amendment would adversely affect its interests under this

Agreement.  Prior to this Distribution Date, the interests of the holders of Rights shall be deemed coincident with the

interests of the holders of Common Stock.


          SECTION 29. DETERMINATION AND ACTIONS BY THE BOARD OF
                      DIRECTORS, ETC.
  For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular

percentage of such outstanding shares of Common Stock or any other securities of which any Person is the Beneficial Owner,

shall be made in accordance with the last sentence of Rule 13d-

3(d)(1)(i) of the General Rules and Regulations under the

Exchange Act as in effect on the date of this Agreement.  The

Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or the

Company, or as may be necessary or advisable in the

administration of this Agreement, including, without limitation,

the right and power to (i) interpret the provisions of this

Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the

Agreement).  All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the

Rights Certificates and all other parties, and (y) not subject the Board to any liability to the holders of the Rights

Certificates.


          SECTION 30. SUCCESSORS.
  All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.


          SECTION 31. BENEFITS OF THIS AGREEMENT.
  Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and,

prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this

Agreement shall be for the sole and exclusive benefit of the

Company, the Rights Agent and the registered holders of the

Rights Certificates (and, prior to the Distribution Date, the

Common Stock).


          SECTION 32. SEVERABILITY.
  If any term, provision, covenant or restriction of this

Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this

Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


          SECTION 33. GOVERNING LAW.
  This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State

applicable to contracts to be made and to be performed entirely within such State.


          SECTION 34. COUNTERPARTS.
  This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together

constitute but one and the same instrument.


          SECTION 35. DESCRIPTIVE HEADINGS.
  Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or

affect the meaning or construction of any of the provisions

hereof.



          IN WITNESS WHEREOF, the parties hereto have caused this

Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



                              DOVER CORPORATION


                              By /s/Robert G. Kuhbach
                                ---------------------
                              Name:  Robert G. Kuhbach
                              Title: Vice President


                              HARRIS TRUST COMPANY OF
                              NEW YORK


                              By Deborah J. Hokinson
                                --------------------
                              Name:  Deborah J. Hokinson
                              Title: Trust Officer















----------------------------------------------------------------
-




                        DOVER CORPORATION



                               and




                HARRIS TRUST COMPANY OF NEW YORK


                          Rights Agent



                        -----------------


              Amended and Restated Rights Agreement



                  Dated as of November 15, 1996






----------------------------------------------------------------
-


                        TABLE OF CONTENTS


SECTION                                                      PAGE


  1    Certain Definitions.                                    1

  2   Appointment of Rights Agent.                             5

  3   Issue of Rights Certificates.                            6

  4   Form of Rights Certificates.                             8

  5   Countersignature and Registration.                       9

  6   Transfer, Split Up, Combination and Exchange
      of Rights Certificates; Mutilated, Destroyed,
      Lost or Stolen Rights Certificates.                     10

  7   Exercise of Rights; Purchase Price;
      Expiration Date of Rights.                              11

  8
      Cancellation and Destruction of
      Rights Certificates.                                    14

  9
      Reservation and Availability of Preferred
      Stock.                                                  14

  10  Preferred Stock Record Date.                            16

  11  Adjustment of Purchase Price, Number and Kind
      of Shares or Number of Rights.                          16

  12  Certificate of Adjusted Purchase Price or
      Number of Shares.                                       29

  13  Consolidation, Merger or Sale or Transfer
      of Assets or Earning Power.                             29

  14. Additional Covenants                                    32

  15  Fractional Rights and Fractional Shares.                33

  16  Rights of Action.                                       35

  17  Agreement of Rights Holders.                            36

  18  Rights Certificate Holder Not Deemed a
      Shareholder.                                            36

  19  Concerning the Rights Agent.                            37

  20  Merger or Consolidation or Change of Name
      of Rights Agent.                                        37

  21  Duties of Rights Agent.                                 38

  22  Change of Rights Agent.                                 42

  23  Issuance of New Rights Certificates.                    43

  24  Redemption and Termination.                             43

  25  Notice of Certain Events.                               46

  26  Exchange.                                               47

  27  Notices.                                                48

  28  Supplements and Amendments.                             49

  29  Determination and Actions by the Board of
      Directors, etc.                                         50

  30  Successors.                                             51

  31  Benefits of this Agreement.                             51

  32  Severability.                                           52

  33  Governing Law.                                          52

  34  Counterparts.                                           52

  35  Descriptive Headings.                                   52


Exhibit A -- Form of Certificate of Designation,
             Preferences and Rights of Series A Junior
             Participating Preferred Stock                    A-1

Exhibit B -- Form of Rights Certificate                       B-1

Exhibit C -- Form of Summary of Rights                        C-1